CATAWBA VALLEY BANK
                            1039 Second Street, N.E.
                          Hickory, North Carolina 28601

                              APPOINTMENT OF PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints R. Steve Aaron, Joe S. Tripp and Carole F. Teague, or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Catawba Valley Bank (the "Bank") held of record by the undersigned on __________, 1999, at the Annual Meeting of Shareholders of the Bank to be held at the Conference Room, J. C. Bradford & Co., 400 Second Avenue, N.W., Hickory, North Carolina, at 2:00 p.m. on __________, 1999, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

1. REORGANIZATION INTO BANK HOLDING COMPANY: To approve the Agreement and Plan of Reorganization and Share Exchange between Catawba Valley Bank and Catawba Valley Bancshares, Inc. and the transactions contemplated thereby including the holding company reorganization of Catawba Valley Bank by which its shareholders will exchange their shares of common stock for shares of the common stock of Catawba Valley Bancshares, Inc. on a one-for-one basis.

     |_|  FOR                      |_|  AGAINST                |_| ABSTAIN


2. ELECTION OF DIRECTORS: Proposal to elect three directors of the Bank for three-year terms indicated below or until their successors are duly elected and qualified.

     |_|  FOR all nominees listed below      |_| WITHHOLD AUTHORITY to vote for
          (except as indicated otherwise         all nominees listed below
          below)


     Nominees:

          R. Steve Aaron
          W. Steve Ikerd
          Pat M. Moss


     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.

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3.   OTHER BUSINESS: On such other matters as may properly come before the
     Annual Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.


                 PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY
              ON THE REVERSE SIDE AND RETURN TO CATAWBA VALLEY BANK


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     THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS
DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 2 BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH SUCH NOMINEE, AND FOR PROPOSAL 1. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE LISTED IN PROPOSAL 2 HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE BANK A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.



                                        Dated: __________________________, 1999


                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Signature if held jointly

                                        Instruction: Please sign above exactly
                                        as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.


IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.